UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        RMR Asia Pacific Real Estate Fund
             (Exact name of registrant as specified in its charter)

             Massachusetts                              20-4649929
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                400 Centre Street
                           Newton, Massachusetts 02458
               (Address of principal executive office) (ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
-------------------                            ------------------------------
Common Shares of Beneficial Interest           American Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-131944

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.

         The section captioned "Description of Capital Structure" in the Registrant's form of Preliminary Prospectus filed as part of Amendment No. 1 to the Registrant's Pre-Effective Registration Statement on Form N-2/A (No. 333-131944), dated April 27, 2006, is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

1 Article III (Shares), Article V (Restriction on Transfer and Ownership of Shares) and Article VI (Shareholders' Voting Powers and Meetings) of the Amended and Restated Agreement and Declaration of Trust. (a)

2        Article VIII (Shareholders' Voting Powers and Meetings) of the Bylaws.
         (b)



_______________________
         (a) Incorporated by reference to Exhibit EX-99 (A) to Amendment No. 1 to the Registrant's Registration Statement on Form N-2/A, File No. 333-131944, as filed with the Securities and Exchange Commission on April 27, 2006.

         (b) Incorporated by reference to Exhibit EX-99 (B) to the Registrant's Initial Registration Statement on Form N-2, File No. 333-131944, as filed with the Securities and Exchange Commission on February 17, 2006.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             RMR Asia Pacific Real Estate Fund


Date:  May 18, 2006          By:   /s/ Mark L. Kleifges
                                   --------------------------------------------
                                   Name:  Mark L. Kleifges
                                   Title:  Treasurer and Chief Financial Officer